Exhibit 99.1

CONTACT:

American Community Newspapers	or	Brainerd Communicators
Dan Wilson		Joe LoBello (Media)
dwilson@acnpapers.com		lobello@braincomm.com
972.628.4082		Corey Kinger (Investors)
kinger@braincomm.com 212.986.6667

AMERICAN COMMUNITY NEWSPAPERS INC.

ANNOUNCES TICKER SYMBOL CHANGE

DALLAS, TX – August 21, 2007 – American Community Newspapers Inc. (AMEX: CRB; CRB.U; CRB.WS) (“ACN”) today announced it is changing the ticker symbols of its American Stock Exchange listed securities from CRB to ANE. The change will become effective at the start of trading tomorrow, August 22, 2007 at which time ACN’s ticker symbols will be ANE, ANE.U and ANE.WS.

About American Community Newspapers Inc.

ACN is a community newspaper publisher in the United States, operating within four major U.S. markets: Minneapolis - St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and Columbus, Ohio. These markets are some of the most affluent, high growth markets in the United States, with ACN strategically positioned in many of the wealthiest counties within each market. ACN’s goal is to be the preeminent provider of local content and advertising in any market its serves. In these markets, ACN publishes three daily and 83 weekly newspapers, each serving a specific community, and 14 niche publications, with a combined circulation of approximately 1.4 million households as of June 30, 2007. In addition, ACN’s locally focused websites have average monthly page views and visitors of approximately 4.4 million and 1.2 million, respectively, extending the reach and frequency of its products beyond their geographic print distribution area.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to ACN’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, “ “achieve,” and similar expressions, or future or conditional verbs such as “will,” “ would,” “should,” “could,” “may” and similar expressions.

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